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Exhibit 99.3

IHOP Corp. Investor Conference Call
January 13, 2003

Forward-looking Statements

        There are forward-looking statements contained in this presentation. They use such words as "may," "will," "expect," "believe," "plan," or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company's new strategic growth plan, the availability of suitable locations and terms of the sites designated for development; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond IHOP's control such as weather, natural disasters or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the International House of Pancakes brand and concepts by guests and franchisees; IHOP's overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in IHOP's filings with the Securities and Exchange Commission. Forward-looking information is provided by IHOP pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, IHOP disclaims any intent or obligation to update these forward-looking statements.

New Strategic Growth Plan
Agenda

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  New Operating Model

  •
  Brand and Operations Strategy

  •
  Financial Highlights

New Operating Model

New Operating Model
Advantages to Investors

  •
  Generate significant free cash flows

  •
  Improve returns on investment

  •
  Decrease capital requirements

  •
  Lower debt burden

  •
  Increase financial flexibility to explore options to return cash to shareholders

New Operating Model
How We Strengthen Our Business System

New Operating Model
Improved System Economics—Expanded Site Potential

Brand and Operations Strategy

•	Research based	•	Emphasis on hot food hot	•	New executive leadership
•	Promotional testing	•	Focus on guest responsiveness and interaction	•	Strengthen ranks of Field Operations
•	Revised media strategy	•	Enhanced training/process programs	•	Improved communications with franchisees
•	Development of comprehensive menu strategy	•	Increased reasons to visit	•	World-class advertising agency— McCann-Erickson
•	New restaurant prototype/remodel

Brand and Operations Strategy for
Our New Business Model

Financial Highlights
Overview of Business Models

Profit Profile of Operating Models
(% of profit)

Financial Highlights
Key Metrics

		2002E	"Transition" (2003E)	"Steady State"
•	Development
	• Company-financed	85	50-60	0
	• Franchise Investor Program	10	20-25	65-85
•	Capex: Company Investment in Franchise Stores	$130-140 M	$80-95 M	0
•	Royalty	<---------- Same ---------->
•	Field, Corporate and Admin	$45-50 M	$50-60 M	5-8% growth
•	System Sales	$1.45-1.50 B	$1.55-1.60 B	8-10% growth

Financial Highlights Bottom Line Expectations

	"Transition" (2003E)	"Steady State"
Free Cash Flow	$(20)-(35) M	$40-50 M plus receivable annuity
EPS	$1.55-1.70	8%+ dependent on cash deployment

New Strategic Growth Plan Re-Cap

  •
  Generate significant free cash flows

  •
  Improve returns on investment

  •
  Decrease capital requirements

  •
  Lower debt burden

  •
  Increase financial flexibility to explore options to return cash to shareholders

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  Exhibit 99.3